EXHIBIT 10.10


           CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT
         PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN
          FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                           ASTERISKS DENOTE OMISSIONS.



                                MASTER AGREEMENT

                                 BY AND BETWEEN

                             WINSTAR WIRELESS, INC.

                                       AND

                        SAVVIS COMMUNICATIONS CORPORATION


This Master Agreement is entered into as of the 30TH day of June, 2000 (the "Effective Date") by and between WINSTAR WIRELESS, INC., a Delaware corporation, with offices located at 7799 Leesburg Pike, Suite 700 South, Tysons Corner, VA 22043 ("Winstar"), and SAVVIS COMMUNICATIONS CORPORATION, a corporation organized under the laws of Missouri, with offices located at 12851 Worldgate Drive, Herndon, VA 20170 ("Customer").

                              EXPLANATORY STATEMENT

Winstar operates a telecommunications network between various points in the United States. Customer desires to acquire from Winstar certain equipment and associated connectivity. Winstar is willing to provide Customer with such equipment and associated connectivity on the terms and conditions set forth herein.

                              TERMS AND CONDITIONS

1.    DEFINITIONS

      1.1 CERTAIN DEFINITIONS.

          (a) "Affiliate" shall mean, with respect to any entity, any other entity Controlling, Controlled by or under common Control with such entity, whether directly or indirectly through one or more intermediaries.

          (b) "Agreement" means this Master Agreement.

          (c) "Business Day" means any day on which Citibank, N.A. is open for the transaction of banking business.

          (d) "Connectivity" shall mean the use of telecommunication facilities and equipment necessary to achieve one or more desired connections.

          (e) "Control" and its derivatives shall mean legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting capital stock (or other ownership interest, if not a corporation) of an entity, or actual managerial or operational control over such entity.

          (f) "Days" or "days" shall mean calendar days unless otherwise specified.

          (g) "Effective Date" has the meaning set forth in the preamble to this Agreement.

          (h) "Eligible Location" shall mean a building designated by Customer that has been approved by Winstar for purposes of installing the Equipment.

          (i) "End User" shall mean the person or entity to whom Customer sells the Equipment, or if the Equipment is used by Customer, Customer.

          (j) "Equipment" shall mean the equipment provided by Winstar to Customer pursuant to Exhibit A.

          (k) "Events of Default" shall mean each of the following: (i) any representation or warranty made by a Party in the Transaction Documents which was incorrect in any respect when made and that could reasonably be expected to have a material adverse effect upon the other Party's ability to realize the benefits of the Transaction Documents; (ii) a material breach of the Transaction Documents that is capable of being cured on commercially reasonable terms within thirty (30) days, which breach is not cured within thirty (30) days after notice of breach to the breaching Party, or (iii) a material breach of the Transaction Documents that is not capable of being cured within thirty (30) days and the breaching Party fails to (a) proceed promptly and diligently after written notice to correct the breach, (b) develop within fifteen (15) days following written notice of breach a complete plan for curing the breach, and (c) cure the breach within sixty (60) days of notice thereof.

          (l) "FCC Licenses" shall have the meaning set forth in Section 5.3.

          (m) "FCC" shall mean the Federal Communications Commission.

          (n) "Link Availability Letter" means a letter signed by Winstar and delivered to Customer which advises Customer that the Link has been made available for Customer's use at the designated location(s).

          (o) "Link" shall mean a radio spectrum path on a line-of-sight basis between radio pairs, one radio which is located at a Winstar hub and the other of which is located at an Eligible Location, and the related backhaul facilities connecting the Winstar hub to a Winstar switch center as set forth in Schedule B-1 to Exhibit B.

          (p)  "Local   Connectivity"   shall   mean   wireless   local   access
Connectivity.

          (q) "Losses" shall mean all liabilities, damages and related costs and expenses (including fines, levies, assessments, reasonable legal fees and disbursements and costs of investigations, litigation, settlement, judgment, interest and penalties) directly incurred by a Party.

          (r) "Parties" shall mean Customer and Winstar, together.

          (s)  "Party"  shall  mean  Customer  or  Winstar,   individually,   as
appropriate.

          (t) "POP" shall mean the Winstar terminal facility (point of presence) where the Links are delivered to Customer.

          (u) "Purchase Price" shall mean the aggregate sum of all monies required to be paid by Customer to Winstar pursuant to the Transaction Documents.

          (v) "Spectrum" shall mean certain licensed radio frequency network capable of fiber quality transmissions.

          (w) "Term" shall have the meaning set forth in Section 3.

          (x) "Transaction Documents" shall mean the Agreement and all Exhibits and Schedules thereto.

          (y)    "Winstar    Network"    shall    mean   the    facilities-based
telecommunications system over which Winstar offers telecommunications services.

      1.2 OTHER DEFINITIONS. Other terms used in this Agreement are defined in the context in which they are used and have the meanings there stated or are defined in the applicable Transaction Document.

2. REGULATORY ISSUES. Customer shall not take a position or issue a public statement with respect to regulatory or legislative issues that could be reasonably expected to impact Winstar's business without first consulting with Winstar. In general, the Parties agree to affirmatively take a position in the United States regulatory environment in favor of a level playing field and in support of competition. Customer shall, at Winstar's expense, assist and support in good faith all of Winstar's regulatory-related efforts in connection with obtaining required licenses, approvals or otherwise in connection with Winstar's obligations hereunder.

3. TERM. Except as may otherwise be provided therein, the term of the Transaction Documents shall begin upon the Effective Date and shall end on that date which is the later of (a) the tenth (10th) anniversary of the Effective Date or (b) the term stated in any Schedule or Exhibit (the "Term"), unless terminated earlier in accordance with this Agreement.

4. OBLIGATIONS OF THE PARTIES

      4.1 EQUIPMENT SALE. Winstar shall sell to Customer, and Customer shall purchase from Winstar, the Equipment, pursuant to the terms and conditions in Exhibit A.

      4.2 INSTALLATION SERVICES. Winstar shall provide to Customer, and Customer shall purchase from Winstar, installation services for the Equipment pursuant to the terms and conditions in Exhibit B.

      4.3 LOCAL CONNECTIVITY AND BACKHAUL TRANSPORT. Winstar shall provide to Customer, and Customer shall purchase from Winstar, wireless Local Connectivity and Backhaul transport pursuant to the terms and conditions of Exhibit C.

      4.4 OPERATION AND MAINTENANCE OF EQUIPMENT. Winstar shall provide to Customer and Customer shall purchase from Winstar the operation and maintenance services with respect to the Equipment on similar terms as set forth in Exhibit D.

      4.5 COLLOCATION. Pursuant to the terms and conditions of the Terminal Facility Collocation Space Exhibit attached as Exhibit E, Winstar shall lease to Customer, and Customer shall lease from Winstar, space in certain premises.

5. COVENANTS OF THE PARTIES.

      5.1 NETWORK INTEGRITY.

          5.1.1 Customer may not improperly restrict or interfere with the Winstar Network or the use thereof. Upon notice by Winstar, Customer shall promptly remove any hazard, interference or service obstruction that may be caused by hardware, software or connectivity, owned by or under the control of Customer. Nothing stated herein shall be construed to interfere with Customer's ability to comply with the rules, regulations or directives of any governmental or jurisdictional authority.

          5.1.2 In the event that Customer improperly restricts or interferes with the Winstar Network or the use thereof, Winstar may, after giving Customer notice, immediately modify, suspend, delay, condition, or cease until cured its obligations under the Transaction Documents in whole or in part.

      5.2 ACCESS TO FACILITIES. Each Party shall, upon the reasonable request of the other Party, provide the other Party's personnel with access to its facilities to the extent reasonably required for such Party to perform its obligations hereunder. Any such access permitted hereunder shall be in accordance with each Party's applicable internal security procedures, and any applicable governmental requirements.

      5.3 CONTROL; LICENSES.

          (a) Except as is agreed to by the Parties in writing, Customer shall secure, at its own expense, other than the licenses held by Winstar for Local Connectivity pursuant to this Agreement ("FCC Licenses"), all licenses, permits, agreements, consents, rights-of-way, and other arrangements necessary for: (i) the installation of Customer's equipment and (ii) the interconnection of Customer-provided terminal equipment or communications systems with the Winstar Network or other Winstar facilities. Winstar shall, at Customer's request, use all reasonable efforts to cooperate with Customer in meeting its obligations under this subparagraph 5.3 (a).

          (b) During the Term, the Equipment shall at all times be operated in compliance with all applicable FCC rules and regulations as well as all applicable state and local regulations or requirements governing Winstar's FCC Licenses, and the provision of telecommunications services thereunder.

          (c) Winstar shall retain at all times during the term of this Agreement control over its FCC Licenses, and shall have, at all times therein unfettered access to the Equipment and all of the facilities where transmissions and receptions under its FCC Licenses are being conducted.

          (d) Winstar will take all reasonable precautions not to disturb or interfere with Customer's services or property, unless such disturbance or interference is deemed by Winstar to be necessary for control of the use of the FCC Licenses, such as execution of a request from the FCC to shut down interfering transmissions or performing emergency service restoration. Winstar shall provide Customer with notice of any such disturbance or interference.

          (e) During the Term, Customer shall not represent itself as the holder of any of the FCC Licenses, nor as the representative of Winstar before the FCC, any state regulatory body or any other third party.

          (f) Except as otherwise required by law, all filings made during the Term of this Agreement before regulatory bodies with respect to Winstar's FCC Licenses shall be made by and in the name of Winstar, and Customer shall cooperate fully with Winstar in the making of such filings.

          (g) Nothing in this Agreement is intended to diminish or restrict Winstar's compliance with its obligations before the FCC. Winstar and Customer desire that this Agreement and the obligations performed hereunder be in full compliance with (i) the terms and conditions of Winstar's FCC Licenses; (ii) all applicable rules and policies of the FCC; (iii) the Communications Act of 1934, as amended, and (iv) any other applicable federal, state and local law or regulation. If the FCC or any state body of competent jurisdiction determines that any provision of this Agreement violates any applicable rules, policies, or regulations, both Parties shall make reasonable efforts to immediately bring this Agreement into compliance, consistent with the terms of this Agreement. It is expressly understood by Winstar and Customer that nothing in this Agreement is intended to give Customer any right which would be deemed to constitute a transfer of control (as `control' is defined in the Communications Act of 1934, as amended, and/or any applicable FCC rules or case law) by Winstar of one or more of the FCC Licenses from Winstar to Customer.

6. PAYMENT TERMS

      6.1 TRANSFER OF EQUIPMENT. As of the Effective Date, Customer agrees to purchase the Equipment and related services pursuant to the Transaction Documents and Winstar agrees to transfer the Equipment in consideration for the price set forth in Exhibit A.

      6.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable in accordance with the payment terms set forth in the Exhibits attached hereto. In the event that Customer elects to pay any component of the Purchase Price in accordance with any such options in any Exhibits attached hereto, that portion of the deferred Purchase Price shall be secured pursuant to Schedule M-6.2. Customer shall make payments under this Agreement by wire transfer of immediately available funds to the United States account or accounts designated by the payee. At the payee's discretion, payments to be made pursuant to this Agreement may be made by check or draft of immediately available funds delivered to the address designated in writing by the payee or, failing such designation, to the address for notice to payee pursuant to Section 13.2. Except as expressly provided otherwise, the Purchase Price will be the sole consideration due to Winstar for the performance of any and all of its obligations due under the Transaction Documents.

      6.3 ALLOCATION. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) between and among the Equipment listed on the allocation table attached as Schedule M-6.3 for all purposes (including for accounting and tax purposes). Winstar and Customer agree to report the allocation as provided in the applicable sections of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, in accordance with such allocation and agree to prepare and file all income tax returns in a manner consistent with such allocation.

      6.4 TAXES. The Parties' respective responsibilities for taxes arising under or in connection with the Transaction Documents shall be as follows:

          (a) Each Party shall be responsible for personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, for taxes based on its net income or gross receipts, and for any third-party imposed fees.

          (b) Each Party shall timely report and pay any and all sales, use, income, gross receipts, excise, transfer, ad valorem or other taxes, and any and all franchise fees or similar fees assessed against it due to the implementation of any facilities or equipment in connection with the Equipment.

          (c) The Parties agree to cooperate with each other to enable each to determine more accurately its own tax liability and to minimize such liability to the extent legally permissible. Each Party shall provide and make available to the other any resale certificates and other exemption certificates or information reasonably requested by either Party that is applicable to the subject matter of this Agreement.

          (d) Each Party shall within thirty (30) business days notify the other of, and coordinate the response to and settlement of, any claim for taxes directly related to the transactions contemplated by this Agreement asserted by applicable taxing authorities for which the other Party is responsible hereunder. With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim.

7. CONFIDENTIALITY

The terms and conditions of that certain non disclosure agreement between the Parties, a copy of which is appended hereto as Schedule M-7, are incorporated herein by this reference and shall continue in full force and effect throughout the Term of this Agreement.

8. TERMINATION.

      8.1 TERMINATION. In the event that either Party commits an Event of Default, then the other Party may, by giving written notice to the defaulting Party (i) terminate this Agreement for cause as of a date specified in the notice of termination, and (ii) subject to the terms of this Section, pursue any legal remedies it may have under applicable law or principles of equity relating to such breach. Any Event of Default may be waived in writing at the non-defaulting Party's option.

      8.2 EFFECT OF TERMINATION. Termination of this Agreement refers to the termination of the Parties' respective commitments and obligations from and after the date of termination, but does not relieve the Parties of their payment and other obligations incurred prior to the date of termination and their continuing obligations under Sections 7 and 12 or as may be specifically provided in any Schedule or Exhibit.

9. REPRESENTATIONS; DISCLAIMER

      9.1 REPRESENTATIONS. Each Party represents and warrants to the other that:

          (a) It has the requisite corporate power and authority to enter into the Transaction Documents and to carry out the transactions contemplated by the Transaction Documents; and

          (b)  The  execution,  delivery  and  performance  of  the  Transaction
Documents  and  the  consummation  of  the  transactions   contemplated  by  the
Transaction

Documents have been duly authorized by the requisite corporate action on the part of such Party.

          (c) Each Party represents that the Transaction Documents have been duly executed and delivered, and create lawful, valid and legally binding obligations, in accordance with their respective terms. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby are not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of: (a) any contract, agreement or other instrument to which it is a party or by which any of the assets that are the subject hereof are bound; or (b) to the Party's knowledge, any order, writ, injunction, decree or judgment of any court or governmental agency.

          (d) Winstar represents that the Network Facilities will function in accordance with the Terms of the Transaction Documents for the Term.

      9.2 DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN THE TRANSACTION DOCUMENTS, THE PARTIES MAKE NO WARRANTY TO EACH OTHER OR TO ANY OTHER ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE EQUIPMENT, ANY FACILITIES PROVIDED OR USED HEREUNDER OR DESCRIBED HEREIN, ANY SERVICES, EQUIPMENT, MATERIAL, GOODS, REAL ESTATE OR OTHER TANGIBLE OR INTANGIBLE ASSET THAT IS CONVEYED, HYPOTHECATED, LEASED, SOLD, OR OTHERWISE PROVIDED TO CUSTOMER IN ANY MANNER, OR AS TO ANY
OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

      IN NO EVENT SHALL WINSTAR, ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ASSIGNS BE LIABLE FOR ANY DAMAGES, INCLUDING BUT NOT LIMITED TO, LOST PROFITS, LOSS OF BUSINESS, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES THAT RESULT IN ANY WAY FROM CUSTOMER'S OR ITS AUTHORIZED USERS' RELIANCE ON OR USE OF CONTENT, INFORMATION, SERVICES OR MERCHANDISE PROVIDED ON OR THROUGH THE DATA SERVICES, OR THAT RESULT FROM OR ARE RELATED TO, MISTAKES, OMISSIONS, INTERRUPTIONS, DELETION OF FILES, ERRORS, DEFECTS, DELAYS IN OPERATION OR TRANSMISSION OR ANY FAILURE OF PERFORMANCE OF ANY KIND, EVEN IF WINSTAR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10. LIABILITY

      10.1 GENERAL INTENT. Subject to the specific provisions of this Section 10, it is the intent of the Parties that each Party shall be liable to the other Party only for any direct damages incurred by the non-breaching Party as a result of the breaching Party's failure to perform its obligations in the manner required by the Transaction Documents.

     10.2 LIABILITY RESTRICTIONS.

          (a) Each Party's liability to the other whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited to the amounts actually paid (including both principal and interest) to Winstar by Customer at the time the event resulting in liability occurs.

          (b) The limitation set forth in Subsection (a), above, shall not apply with respect to: (i) third-party claims subject to indemnification pursuant to the Agreement; or (ii) fees due and owing under this Agreement at the time of the claim.

          (c) For the purposes of this Section 10.2, all amounts payable or paid to third parties in connection with claims that are eligible for indemnification pursuant to this Agreement shall be deemed direct damages.

     10.3 FORCE MAJEURE.

          (a) Neither Party shall be liable for any default or delay in the performance of its obligations under the Transaction Documents if and to the extent such default or delay is caused, directly or indirectly, by fire, explosion, vandalism, power outage, flood, lightning, earthquake, elements of nature or "acts of God", war, riots, any civil or military authority (by national emergency or acts of third parties), civil disorders, rebellions, revolutions, insurrections, or acts of terrorism, provided that such default or delay could not have been prevented by reasonable precautions by the Party with the obligation to perform and cannot be reasonably circumvented by the Party with the obligation to perform through the use of alternate sources, workaround plans or other means.

          (b) In such event, the Party with the obligation to perform shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay.

11. INDEMNIFICATION

     11.1 INDEMNITIES BY WINSTAR. Winstar agrees to indemnify, defend and hold harmless Customer and its Affiliates and their respective officers, directors, employees, managers, contractors, agents, successors, and assigns, from any and all Losses and threatened Losses, arising from, relating to, incurred in connection with, or based on allegations of, any of the following:

          (a) Any claims of infringement or misappropriation of any patent, trade secret, copyright or other proprietary rights, alleged to have occurred based upon the provision of the Equipment by Winstar, except to the extent that such claims arise from (i) modification of the Equipment or any component thereof by Customer that is not recommended or otherwise approved by Winstar,
(ii) use of the Equipment by

Customer in combination with deliverables furnished by third parties that is not recommended or otherwise approved by Winstar;

          (b) To the extent caused by Winstar, the death or bodily injury of any agent, employee, customer, business invitee or any other person caused by the tortious conduct of Winstar;

          (c) To the extent caused by Winstar, the damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of Winstar; or

          (d) To the extent caused by Winstar, any claim, demand, charge, action, cause of action, or other proceeding asserted against Customer but resulting from an act or omission of Winstar in its capacity as an employer of a person.

     11.2 INDEMNITIES BY CUSTOMER. Customer agrees to indemnify, defend and hold harmless Winstar and its Affiliates and their respective officers, directors, employees, managers, contractors, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, relating to, incurred in connection with, or based on allegations of, any of the following:

          (a) Any claims of infringement or misappropriation of any patent, trade secret, copyright or other proprietary rights, alleged to have occurred based upon misuse of the Equipment by Customer, including (i) modification of the Equipment or any component thereof by Customer that is not recommended or otherwise approved by Winstar, or (ii) use of the Equipment by Customer in combination with deliverables furnished by third parties that is not contemplated by the Transaction Documents, recommended or otherwise approved by Winstar;

          (b) The death or bodily injury of any agent, employee, customer, business invitee or any other person caused by the tortious conduct of Customer;

          (c) The damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of Customer; or

          (d) Any claim, demand, charge, action, cause of action, or other proceeding asserted against Winstar but resulting from an act or omission of Customer in its capacity as an employer of a person.

12. DISPUTE RESOLUTION Any dispute between the Parties arising out of or relating to the Transaction Documents, the interpretation of any performance thereof, or the performance or failure to perform shall be resolved as provided in this Section.

     12.1 INFORMAL DISPUTE RESOLUTION.

          (a) Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally pursuant to this Section. Upon the written request of a Party, each Party shall appoint a representative from its executive management whose task it will be to meet for the purpose of endeavoring to resolve such dispute. If, after thirty (30) days from the appointment of such representatives from executive management, the representatives have not resolved such dispute, then the provisions of Section
12.2 shall apply.

          (b) The Parties agree that disputes, controversies or claims between them shall not be subject to the provisions of this Section where:

              (i) A Party makes a good faith determination that a breach of the terms of the Transaction Documents by the other Party is such that a temporary restraining order or other injunctive relief is the only appropriate and adequate remedy; or

              (ii) Institution of formal proceedings earlier than as set forth in this Section 12.1 for the resolution of a dispute may be commenced after the earlier of (x) a good faith determination that such proceedings are necessary to avoid the expiration of any applicable limitations period or (y) to preserve a superior position with respect to other creditors.

          (c) If a Party files a pleading with a court seeking immediate injunctive relief and this pleading is challenged by the other Party and the injunctive relief sought is not awarded in substantial part, the Party filing the pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the Party successfully challenging the pleading.

         12.2     ARBITRATION.

          (a) Except as provided in Section 12.1(b), any dispute, controversy or claim arising out of or relating to the Transaction Documents or the breach, termination or validity thereof, shall be finally settled in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") then obtaining, by a panel of three arbitrators. Judgment upon the award of the Arbitrators may be entered by any court of competent jurisdiction over the Parties on the subject matter of the Agreement. Each party shall have the right to appoint one arbitrator from the list of arbitrators supplied to the parties by the AAA, and the two arbitrators so appointed shall appoint the third.

          (b) The place of arbitration shall be the City of New York, New York, U.S.A. The language of the arbitration shall be in English. The arbitrators shall determine the matters in dispute in accordance with the internal law of the State of New York, without reference to the Convention on Contracts for the International Sale of Goods. Except as precluded by the United Nations Convention on the Recognition and Enforcements of Foreign Arbitral Awards, the internal procedural and substantive laws of New York and the United States Federal Arbitration Act shall govern all questions of arbitral procedure, arbitral review, scope of arbitral authority, and arbitral enforcement.

          (c) If any necessary party to the arbitration proceeding cannot be made a party to the arbitration, and a proceeding is instituted in a court of competent jurisdiction which results in either (i) either Party having to defend both the arbitration and judicial proceeding or (ii) the arbitrator having to adjudicate a set of facts identical to the judicial proceeding, then either Party may at its option elect not to arbitrate, but litigate the issues.

          (d) The parties agree that the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators, that the award shall be made and shall be promptly payable in U.S. dollars, free of any tax, deduction or offset, and that any costs, fees or taxes instant to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement.

          (e) The award shall include interest from the date of damages incurred for breach or other violation of the Transaction Documents, and from the date of the award until paid in full, at a rate to be fixed by the arbitrators.

          (f) No claim may be submitted by a party to arbitration in accordance with this Section 12 unless notified to the other party within one (1) year of the date on which the submitting party first knew or should have known of the existence of the facts indicating the existence of such dispute.

     12.3 CONTINUED PERFORMANCE. Each Party agrees to continue performing its obligations under the Transaction Documents while any dispute is being resolved except to the extent the issue in dispute precludes performance (dispute over payment shall not be deemed to preclude performance).

13. GENERAL

     13.1 BINDING NATURE AND ASSIGNMENT.

          (a) The Transaction Documents shall accrue to the benefit of and be binding upon the Parties hereto and any purchaser or any successor entity into which either Party has been merged or consolidated or to which either Party has sold or transferred all or substantially all of its assets.

          (b) Except as expressly provided in a Transaction Document, neither Party may, or shall have the power to, assign the Transaction Documents or delegate such Party's obligations hereunder without the prior written consent of the other, except that either Party may assign its rights and obligations under the Transaction Documents without the approval of the other Party to

              (i) an entity which acquires all or substantially all of the assets of the assigning party,

              (ii) to any Affiliate, in which event the assignor shall remain liable as a guarantor of the assignee/Affiliate's performance of such Party's obligations hereunder,

              (iii) to a successor in a merger or acquisition, or

              (iv) in the case of Customer, to any successor Affiliate in the course of the spin-off or other reorganization transaction of Customer.

     13.2 NOTICES. Any notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) one (1) business day after being given to an express, overnight courier with a reliable system for tracking delivery, (iii) when sent by confirmed facsimile with a copy delivered by another means specified in this Section, or (iv) on the day an authorized employee of the receiving party accepts receipt in writing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to Customer:                            If to Winstar:

SAVVIS Communications Corporation          Winstar Wireless, Inc.
12851 Worldgate Drive                      7799 Leesburg Pike
Herndon, VA  20170                         Suite 700 South
ATTN:  MATTHEW A. FANNING                  Tysons Corner, VA  22043
       EXECUTIVE VICE PRESIDENT,           ATTN: ROBERT K. MCGUIRE, PRESIDENT
       STRATEGIC DEVELOPMENT/                    AND CHIEF OPERATING OFFICER
       BUSINESS PLANNING                         WINSTAR LARGE ACCOUNTS
       FACSIMILE:  (703) 716-1059                FACSIMILE:  (703) 226-7649

With a copy to:                            With a copy to:

SAVVIS Communications Corporation          Winstar Wireless, Inc.
795 Office Parkway                         7799 Leesburg Pike
2nd Floor                                  Suite 700 South
St. Louis, MO  63141                       Tysons Corner, VA  22043
ATTN:  STEVEN M. GALLANT                   ATTN: COLLEEN R. JONES
       VICE PRESIDENT                            CHIEF COUNSEL
       AND GENERAL COUNSEL                       WINSTAR LARGE ACCOUNTS
       FACSIMILE:  (314) 468-7550                FACSIMILE:  (703) 226-7649


     A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

     13.3 COUNTERPARTS. The Transaction Documents may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

     13.4 RELATIONSHIP OF PARTIES. Winstar, in furnishing the Equipment and other services hereunder, is acting as an independent contractor, and Winstar personnel (including, without limitation, any subcontractors) shall not be considered or represented as employees or agents of Customer. Winstar is not otherwise an agent of Customer and has no authority to represent Customer as to any matters. Winstar is solely responsible for: (a) performing its responsibilities under the Transaction Documents, (b) management and control of its personnel; (c) the payment of all compensation owed to its personnel, including payment of employment-related taxes, benefits, and worker's compensation insurance; (d) the filing of all required employment returns and reports; and (e) the withholding and payment of all applicable federal, state, and local taxes and other wage or employment assessments, including but not limited to income tax, social security tax, and unemployment insurance premiums for its personnel.

     13.5 SEVERABILITY AND MODIFICATION.

          (a) In the event that any provision of the Transaction Documents conflicts with the law under which the Transaction Documents are to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be modified to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of the Transaction Documents shall remain in full force and effect.

          (b) In the event that a provision of any Underlying Agreement is in conflict with this Agreement, the Agreement will be modified to conform with the provisions of the Underlying Agreement.

          (c) If this Agreement is modified  pursuant to subsection  (a), (b) or
(d) above, and as a result of such modification, either Party would not have entered into this Agreement as set out in the Transaction Documents, then, that Party may seek to terminate the Transaction Documents. Any such action must have a good faith basis and the Party taking such action must prove that the modification, had it been proffered at the time of the execution of the Agreement, would have caused it not to so execute.

          (d) If the FCC or any state body of competent jurisdiction determines that any provision of the Transaction Documents violates any applicable rules, policies, or regulations, both Parties shall make reasonable efforts to immediately bring the Transaction Documents into compliance and shall endeavor in those efforts to preserve for both Parties the economic benefits as reflected in the Transaction Documents to the maximum extent possible.

     13.6 CONSENTS AND APPROVAL. Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of the Transaction Documents, nor shall it be construed as a waiver of any rights under the Transaction Documents, except as and to the extent otherwise expressly provided in such approval or consent.

     13.7 WAIVER OF DEFAULT. No waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, waiver, or discharge is sought to be enforced. A delay or omission by either Party hereto to exercise any right or power under the Transaction Documents shall not be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant.

     13.8 CUMULATIVE REMEDIES. Except as otherwise expressly provided, all remedies provided for in the Transaction Documents shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

     13.9 SURVIVAL. Any provision of the Transaction Documents which contemplates performance or observance subsequent to any termination or expiration of the Transaction Documents (in whole or in part) shall survive any termination or expiration of the Transaction Documents (in whole or in part, as applicable) and continue in full force and effect.

     13.10 PUBLIC DISCLOSURES. All media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and shall be subject to approval by each Party prior to release.

     13.11 THIRD PARTY BENEFICIARIES. Except as otherwise provided in the Transaction Documents, the Transaction Documents shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties, or to give any right to Customer to enforce this Agreement on behalf of a third party.

     13.12 GOVERNING LAW. The Transaction Documents and performance under them shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law principles or the Convention on Contracts for the International Sale of Goods.

     13.13 AMENDMENT. The Transaction Documents shall not be modified, amended or in any way altered except by an instrument in writing signed by both Parties.

     13.14 INCORPORATION BY REFERENCE AND ORDER OF PRECEDENCE.

          (a) Any conflict among or between the documents making up the Transaction Documents will be resolved in accordance with the following order of precedence (in descending order of precedence):

               (i) The Schedules;

              (ii) The Exhibits to the Schedules; and

             (iii) The Agreement.

          (b) In the event of conflict between the documents making up the Transaction Documents and the terms and conditions of any purchase order issued by either Party, the terms of the Transaction Documents shall supersede any such purchase order.

     13.15 ENTIRE AGREEMENT. The Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter in this Agreement, and supersede all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Undersigned officers, thereunto, duly authorized, as of the Effective Date.



SAVVIS COMMUNICATIONS                        WINSTAR WIRELESS, INC.
CORPORATION

By:     /s/ Matthew A. Fanning               By:   /s/ Robert  K. Maguire
        --------------------------------           ------------------------


Name:   Matthew A. Fanning                 Name:   Robert K. Maguire
        --------------------------------           ------------------------


 Title: Executive Vice                    Title:   President & Chief Operating
        President--Strategic                       Officer of Large Accounts
        Development &
        Business Planning
       ---------------------------------           ------------------------


Date:   June 30, 2000                      Date:   June 30, 2000
        --------------------------------           ------------------------

                                 SCHEDULE M-6.2

                                       TO

                                MASTER AGREEMENT

                               SECURITY AGREEMENT


1. This Security Agreement Schedule ("Schedule") shall be governed by the terms and conditions of the Equipment Purchase Agreement ("Agreement") dated as of the 30th day of June, 2000, between Winstar Wireless, Inc. ("Winstar") and SAVVIS COMMUNICATIONS CORPORATION ("Customer"). Capitalized terms used in this Schedule that are not defined below shall have the meaning set forth in the Agreement.

2. Security Interest. As collateral security for all of Customer's payment obligations under the Agreement, Customer hereby grants Winstar a first priority security interest in all of the Radios purchased or to be purchased under the Agreement, to the maximum extent permitted by law (such items of collateral being collectively or individually, referred to as the "Security"). Customer shall, at Winstar's expense, take all commercially reasonable action required by Winstar to further evidence and/or perfect such security interest, including without limitation executing and delivering a separate security agreement and UCC-1 financing statements. In the event Winstar exercises its rights set forth below, Customer shall cooperate in good faith in assisting Winstar.

3.       Remedies upon Default.

     (i) Upon the occurrence of any Event of Default that has not been cured Winstar shall have the right with or without legal process and with or without previous notice or demand for performance, to replevin, take possession and/or control of the Security or any part thereof (at the same or different times) and, generally, to exercise any and all rights, of any kind or nature, afforded to a secured party under the UCC, or other applicable law, or in equity. Without limiting the generality of the foregoing, Customer agrees that Winstar shall have the right upon nonpayment of any amounts due pursuant to this Agreement, and such nonpayment has not been cured, subject to notice in paragraph (ii) below and subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Security at public or private sale for cash, upon credit or for future delivery as Winstar shall deem appropriate. Upon consummation of any such sale Winstar shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Security so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Customer it being understood that Customer shall retain the right to redeem the Security at any time prior to sale.

     (ii) Winstar shall give Customer 15 days' written notice (which Customer agrees is reasonable notice within the meaning of Section 9-504(3) of the UCC or its equivalent in other jurisdictions) of Winstar's intention to make any sale of the Security, pursuant to paragraph (i) above. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Winstar may fix and state in the notice of such public sale. At any such sale, the Security, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Winstar may (in its sole and absolute discretion) determine. Winstar shall not be obligated to make any sale of any Security if it shall determine not to do so, regardless of the fact that notice of sale of such Security shall have been given. Winstar may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Security is made on credit or for future delivery, the Security so sold may be retained by Winstar until the sale price is paid by the purchaser or purchasers thereof, but Winstar shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Security so sold and, in case of any such failure, such Security may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, Winstar may bid for or purchase, the Security or any part thereof offered for sale and may make payment on account thereof by using any "Obligation" (defined as all present and future monetary obligations of Customer to Winstar under the Agreement) then due and payable to Winstar from Customer as a credit against the purchase price and Winstar may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Customer therefor, provided that the purchase price paid by Winstar reflects at least the fair market value on the secondary market of the Security. For purposes hereof, a written agreement to purchase the Security or any portion thereof shall be treated as a sale thereof. As an alternative to exercising the power of sale herein conferred upon it, Winstar may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Security or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     (iii) In the event Winstar exercises this right in lieu of a sale of Security as provided above, then the amounts payable to Winstar which are in default shall be credited by an amount equal to the fair market value of such Security and Winstar shall retain its rights to pursue collection of any remaining unpaid amounts.

4. Application of Proceeds. Winstar shall apply the proceeds of any collection or sale of the Security, as well as any Security consisting of cash, as follows:

     FIRST, to the payment of all costs and expenses incurred by Winstar in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by Winstar hereunder on behalf of Customer and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

     SECOND, to the payment in full of the Obligations; and

     THIRD, to Customer, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

     Winstar shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Schedule. Upon any sale of the Security by Winstar (including pursuant to a power of sale granted by statute or under a judicial proceedings), the receipt of sale from Winstar or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Security so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Winstar or such officer or be answerable in any way for the misapplication thereof.

                                 SCHEDULE M-6.3

                                ALLOCATION TABLE

----------------------------------------------------------------------------------------------------------------
                    Monthly Price     12 Months      10 Year    Price Per Unit    Quantity           Total
                      per Link        Per Year        Term
----------------------------------------------------------------------------------------------------------------
RADIO EQUIPMENT                                                          [***]      500                  [***]
----------------------------------------------------------------------------------------------------------------
INSTALLATION                                                             [***]      500                  [***]
SERVICES
----------------------------------------------------------------------------------------------------------------
O&M                          [***]       12            10                [***]      500                  [***]
----------------------------------------------------------------------------------------------------------------
BACKHAUL                     [***]       12            10                [***]      500                  [***]
----------------------------------------------------------------------------------------------------------------
IN-BUILDING                  [***]       12            10                [***]      500                  [***]
----------------------------------------------------------------------------------------------------------------
CENTRAL OFFICE               [***]       12            10                [***]       30                  [***]
COLLOCATION
----------------------------------------------------------------------------------------------------------------
                                                                                   TOTAL                 [***]
----------------------------------------------------------------------------------------------------------------

[***] CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT A

                                       TO

                                MASTER AGREEMENT

                               EQUIPMENT PURCHASE

This Equipment Purchase Exhibit ("Exhibit") shall be governed by the terms and conditions of the Master Agreement ("Master Agreement") dated as of the 30th day of June 2000, between WINSTAR WIRELESS, INC. ("Winstar") and SAVVIS COMMUNICATIONS CORPORATION ("Customer"). Terms used in this Exhibit that are not defined below shall have the meaning set forth in the Master Agreement.

1.   CONVEYANCE OF THE RADIOS.

     (a) During the Term of the Master Agreement, Customer shall purchase, acquire, and accept from Winstar, all of Winstar's right, title and interest in and to a total of five hundred (500) radio pairs and other related equipment listed in Schedule A-1 attached hereto and made part of this Exhibit (all of which is collectively referred to hereafter as "Equipment".

     (b) Winstar shall convey, assign, transfer and deliver to Customer, and Customer shall purchase Two Hundred Four (204) of such radio pairs and related equipment on the Effective Date. Winstar shall deliver the Equipment to Customer at the premises set forth in Schedule A-1.

2.   PAYMENT FOR EQUIPMENT.

     (a) Customer shall pay to Winstar the amount set forth in Schedule A-1 for the Equipment, which shall be secured pursuant to Schedule M-6.2 to the Master Agreement.

     (b) Customer shall make payment to Winstar for the initial batch of Equipment in the manner provided in Schedule A-2 and detailed in the purchase order attached hereto as Schedule A-3. For all subsequent batches of Equipment, Customer shall pay Winstar a Thirty percent (30%) down payment, with the remaining amount due quarterly, on the Fifteenth (15th) day of the last month of the quarter, over a six (6) year period at an interest rate of Eleven percent (11%) per anum.

     (c) If Customer fails to pay any amount due within fifteen (15) days of the date due, at the option of Winstar, the full amount remaining unpaid under this Agreement shall become immediately due and payable without presentment, demand or notice of any kind; and Winstar may exercise any or all remedies available to it under applicable law and the Transaction Documents. In addition, Customer shall pay to Winstar on demand a late charge equal to eighteen percent (18%) of the amount due.

     (d) Customer shall be responsible for all sales and/or use or similar taxes that may be due as a result of the transfer of the Equipment.

3. ACCEPTANCE OF, TITLE TO, AND RISK OF LOSS OF EQUIPMENT. Title to the Equipment shall vest in Customer immediately upon shipment of the Equipment FOB shipping point by Winstar. Risk of loss or damage to the Equipment shall pass to Customer upon passage of title to the Equipment. Customer acknowledges that
Schedule 1-A hereto serves as its purchase order for all shipments of Equipment and that Winstar is authorized to ship against it in the amount and on the dates specified herein.

4. SHIPPING. Winstar shall: (a) ship to the destination designated in this Exhibit; (b) ship according to routing instructions given by Customer; (c) place the order number on all subordinate documents; (d) enclose a packing memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum; and (e) mark the order number on all packages and shipping papers. Adequate protective packing shall be furnished at no additional charge. Shipping and routing instructions may be furnished or altered by Customer without a writing. If Winstar does not comply with the terms of the FOB clause of this Exhibit or with Customer' shipping or routing instructions, Winstar authorizes Customer to deduct from any invoice of Winstar (or to charge back to Winstar), any increased costs incurred by Customer as a result of Winstar's noncompliance. Winstar will be responsible for paying all shipping costs to Customer' premises indicated in the attached.

5. UPGRADE OF EQUIPMENT. Upon mutual agreement of the Parties, Customer may, upon providing thirty (30) days written notice to Winstar, sell back to Winstar any Equipment at the fair market value of the Equipment, as determined by a commercially reasonable method of valuation agreed to by the Parties, as of the effective date of the repurchase. Customer may only exercise its option to upgrade once during the Term of the Master Agreement. In consideration, and upon exercise of such option, Customer shall purchase, upon similar terms and conditions as those described herein, Equipment with greater capacity than the Equipment sold back to Winstar. Winstar shall inform Customer of the repurchase price of the Equipment as well as the purchase price of the upgraded Equipment as soon as practicable after receipt of notice from Customer of its intent to exercise its option to upgrade the Equipment pursuant to this Section. This upgrade clause shall be available during the year following the Effective Date only.




                      (THIS SPACE INTENTIONALLY LEFT BLANK)




IN WITNESS WHEREOF, the Parties hereto have caused this Exhibit to be executed by their duly authorized representatives.


SAVVIS COMMUNICATIONS                    WINSTAR WIRELESS, INC.
CORPORATION

By:                                      By:
      ----------------------------              --------------------------------


Name:                                    Name:
      ----------------------------              --------------------------------

Title:                                   Title:
      ----------------------------              --------------------------------

Date:                                     Date:
      ----------------------------              --------------------------------

                                  SCHEDULE A-1

                                       TO

                           EQUIPMENT PURCHASE EXHIBIT

                                 ALLOCATION LIST




Number of Radio Pairs                                    500

PRICE PER RADIO PAIR                                 [***](OC-3)

                                                     [***](DS-3)

Customer Premises for Delivery:

--------------------

--------------------

--------------------

--------------------

ATTENTION:
          ----------



[***] CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE A-2

                                       TO

                           EQUIPMENT PURCHASE EXHIBIT

        -------------------------------------------------
        -------------------------------------------------
             DATE                      PAYMENT
             ----                      -------
        -------------------------------------------------
                     6/30/00              [***]
        -------------------------------------------------
                     9/15/00              [***]
        -------------------------------------------------
                    12/15/00              [***]
        -------------------------------------------------
                     3/15/01              [***]
        -------------------------------------------------
                     6/15/01              [***]
        -------------------------------------------------
                     9/15/01              [***]
        -------------------------------------------------
                    12/15/01              [***]
        -------------------------------------------------
                     3/15/02              [***]
        -------------------------------------------------
                     6/15/02              [***]
        -------------------------------------------------
                     9/15/02              [***]
        -------------------------------------------------
                    12/15/02              [***]
        -------------------------------------------------
                     3/15/03              [***]
        -------------------------------------------------
                     6/15/03              [***]
        -------------------------------------------------
                     9/15/03              [***]
        -------------------------------------------------
                    12/15/03              [***]
        -------------------------------------------------
                     3/15/04              [***]
        -------------------------------------------------
                     6/15/04              [***]
        -------------------------------------------------
                     9/15/04              [***]
        -------------------------------------------------
                    12/15/04              [***]
        -------------------------------------------------
                     3/15/05              [***]
        -------------------------------------------------
                     6/15/05              [***]
        -------------------------------------------------
                     9/15/05              [***]
        -------------------------------------------------
                    12/15/05              [***]
        -------------------------------------------------
                     3/15/06              [***]
        -------------------------------------------------
                     6/15/06              [***]
        -------------------------------------------------

[***] CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE A-3

                                       TO

                           EQUIPMENT PURCHASE EXHIBIT

                                 PURCHASE ORDER

SAVVIS

PURCHASE  ORDER
---------------

                                                              --------------------------------------------------
                                                              SHIP  TO : SAVVIS/MERIDIAN

---------------------------------------------------------
PAYMENT  TERMS :  PER  CONTRACT                               5160 SANDY LEWIS DRIVE
DELIVERY TERMS: FOB SHIPPING POINT                            FAIRFAX, VA 22033

                                                              ATTN: JOHN GRIMSLY (703) 503 2900
---------------------------------------------------------     --------------------------------------------------

DESCRIPTION                                                   QTY           PRICE               EXTENDED  PRICE
-----------                                                   ---           -----               ---------------
75 OC3 RADIOS PAIRS:

Basic OC-3 IDU with  SNMP, 64K user channel, 10BT Wayside      75          [***]                          [***]
Channel and 1300nm F/O MM main channel
Basic OC-3 IDU with SNMP, 64K user channel, 10BT Wayside       75 [***]           [***]
channel and 1300nm F/O SM main channel
ODU 38Ghz, Band 3A                                             75 [***]           [***]
 ODU 38Ghz, Band 3B                                            75 [***]           [***]
1 Ft Antenna                                                  150 [***]           [***]
EtherAir - 2 port 100 base-T interface                        150 [***]           [***]
100BT to 100BFX converter                                     150 [***]           [***]
                                                                                  ------------------------------
                                                 SUBTOTAL                                                 [***]
                                 (PRICE PER  RADIO  PAIR)                                                 [***]

272  DS3  RADIO  PAIRS:

38 GHZ DS3 XP4 ODU BAND 1 LOW                                 136 [***]           [***]
38 GHZ DS3 XP4 ODU BAND 1 HIGH                                136 [***]           [***]
38 GHZ DS3 XP4 ODU BAND 2 LOW                                 136 [***]           [***]
38 GHZ DS3 XP4 ODU BAND 2 HIGH                                136 [***]           [***]
DS3 XP4 IDU WITH SNMP AND ATPC OPTION                         544 [***]           [***]
1 FT 38DBI ANTENNA                                            544 [***]           [***]
                                                                                  ------------------------------
                                                 SUBTOTAL                                                 [***]
                                 (PRICE PER  RADIO  PAIR)                                                 [***]

TOTAL                                                                                                     [***]

Upon mutual consent by both parties, Savvis may upon 30 days notice sell back to Winstar DS3 radio links at fair market value in exchange for Savvis purchase of OC3 radio links under the same terms and conditions outlined in the equipment sale agreement. This upgrade clause is valid until June 30, 2001.

--------------------------------------------------------------------------------


Authorized Signature                                     Date
--------------------------------------------------------------------------------
[***] CONFIDENTIAL TREATMENT REQUESTED

BILL OF SALE

THIS BILL OF SALE by and between Winstar Wireless, Inc. and Customer is made pursuant to that certain Equipment Purchase Agreement (the "Exhibit") between the Parties of even date herewith. All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Exhibit.

FOR AND IN CONSIDERATION of the mutual promises contained, and the consideration recited, in the Exhibit, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions of the Exhibit, Winstar hereby bargains, sells, grants, conveys, transfers and assigns to Customer, its successors and assigns, all of the Equipment listed on Schedule A, attached hereto and to the Exhibit.

IN WITNESS WHEREOF, Winstar has caused this Bill of Sale to be duly executed on the day and year written in the Exhibit.

ATTEST/WITNESS:                 WINSTAR WIRELESS, INC.


--------------------                -----------------------------
                                    BY:
                                       --------------------------

                                    EXHIBIT B

                                       TO

                                MASTER AGREEMENT

                              INSTALLATION SERVICES

This Installation Services Exhibit ("Exhibit") shall be governed by the terms and conditions of the Master Agreement ("Master Agreement") dated as of the 30th day of June, 2000 between WINSTAR WIRELESS, INC. ("Winstar") and SAVVIS COMMUNICATIONS CORPORATION ("Customer"). Terms used in this Exhibit that are not defined below shall have the meaning set forth in the Master Agreement.

1. BUILDINGS. Customer shall, no later than sixty (60) days following the Effective Date, provide to Winstar a list of seven hundred and fifty (750) buildings in which it desires to have Equipment installed ("Customer List"). SAVVIS shall order the Customer List from the building with the greatest priority to have Equipment installed to the building with the least priority to have Equipment installed. This list shall not contain any buildings that were previously proposed to Winstar by Customer to become an Eligible Location. Savvis may add to the Customer List once per calendar quarter.

2. INSTALLATION PROCESS. Once Winstar has installed One Hundred and Two (102) radio pairs under this Agreement ("Inventory Event"), Customer shall be required to maintain an Inventory of One Hundred and Two (102) radio pairs ("Minimum Inventory"). To do so, within fifteen (15) days after the Inventory Event, Winstar shall notify Customer of the buildings at which Winstar reasonably believes it can install radio pairs within Seventy-Five (75) days of the notice ("Initial Radio Pair Notice"). In determining the buildings to be placed on the Initial Radio Pair Notice, Winstar shall attempt to install radio pairs in the priority order buildings appear on the Customer List. Every Thirty (30) days thereafter, Winstar shall notify Customer of the next One Hundred (100) buildings at which it believes it can install radio pairs within Seventy-Five
(75) days of the additional notice ("Additional Radio Pair Notice"). In determining the buildings to be placed on the Additional Radio Pair Notice, Winstar shall attempt to install radio pairs in the priority order buildings appear on the Customer List. Customer will every Thirty (30) days purchase from Winstar any additional radio pairs necessary for Customer to have on hand the Minimum Inventory. Customer will thereafter select from the Initial Radio Pair Notice and any Additional Radio Repair Notice, the buildings it desires to be installed by Winstar, ensuring that at all times, Customer has selected at least One Hundred and Two (102) buildings. This process shall terminate when Winstar has installed a total of Five Hundred (500) radio pairs at buildings on the Customer List. Notwithstanding the foregoing, Winstar may without penalty choose not to install more pairs at no more then 2% of Locations set forth on the Initial and any Additional Radio Pair Notice.

3. INSTALLATION SERVICES. Winstar shall be responsible for the payment of all fees and expenses associated with roof acquisition or rental costs.

4.  ADDITIONAL INSTALLATION SERVICES.

     (a) At the request of Customer, Winstar shall move any Installed Equipment from its place of installation to any Eligible Location or to its designated inventory storage facilities. Winstar will treat all such moves as a "move, add, change, or delete" ("MACD").

     (b) Customer shall pay Winstar for all costs associated with such MACD (i.e., decommissioning, deinstallation, and reinstallation) at Winstar's actual cost, without mark-up.

5.  LINK TESTING.

     (a) The Parties shall develop a mutually agreed-upon test plan for Links within thirty (30) days of the Effective Date.

     (b) After the Equipment for a Link is installed, Winstar shall deliver a Link Availability Letter to Customer. Customer shall initiate and complete Link testing within three (3) Business Days of the receipt of the Link Availability Letter. Customer shall countersign the Link Availability Letter within three (3) Business Days of Customer's receipt of the Link Availability Letter. In the event that a counter-signed Link Availability Letter, or written objection by Customer, to the Link Availability Letter designating items on which the Link has failed a Link test and a detailed explanation of such testing and results, is not received by Winstar within three (3) business days of Customer's receipt of the Link Availability Letter, the subject Link provided shall be deemed installed.

     (c) Each Link shall be tested to ensure that the tested Equipment performs to its applicable specifications.

6. PAYMENT FOR INSTALLATION SERVICES.

     (a) In consideration of the installation services pursuant to this Exhibit ("Installation Services") Customer shall pay to Winstar the amount set forth in Schedule B-6. Customer shall pay to Winstar of the cost of such Installation Services no later than thirty (30) days after receipt of the Link Availability Letter.

     (b) Customer shall be responsible for all sales and/or use or similar taxes that may be due as a result of the Installation Services.

7. COVENANTS, REPRESENTATIONS AND WARRANTIES. Each Party covenants and agrees that it has or shall obtain any and all rights, licenses, permits, authorizations, consents and approvals (including, without limitation, any necessary local, state, federal or tribal authorizations and environmental permits) as are reasonably necessary in order to permit them to perform their obligations hereunder.

IN WITNESS WHEREOF, the Parties hereto have caused this Exhibit to be executed by their duly authorized representatives.


SAVVIS COMMUNICATIONS                   WINSTAR WIRELESS, INC.
CORPORATION

By:                                     By:
      -------------------------------           ------------------------------


Name:                                   Name:
      -------------------------------           ------------------------------

Title:                                  Title:
      -------------------------------           ------------------------------

Date:                                   Date:
      -------------------------------           ------------------------------

                                  SCHEDULE B-6


                                PRICING SCHEDULE


[***] per Link

All installation charges include standard installation up to common space area. Out of scope work shall be billed at cost plus ten percent (10%), unless otherwise stated in this Exhibit.





[***] CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT C

                                       TO

                                MASTER AGREEMENT

                             LOCAL CONNECTIVITY AND
                           BACKHAUL TRANSPORT SERVICES


This Exhibit ("Exhibit") shall be governed by the terms and conditions of the Master Agreement ("Master Agreement") dated as of the 30th day of June, 2000, between WINSTAR WIRELESS, INC. ("Winstar") and SAVVIS COMMUNICATIONS CORPORATION ("Customer"). Terms used in this Exhibit that are not defined below shall have the meaning set forth in the Master Agreement.

1. PROVISION OF LOCAL CONNECTIVITY. Winstar shall provide to Customer and Customer agrees to purchase from Winstar Local Connectivity in the form of Links between Winstar hub locations and Eligible Locations. Customer shall not resell to other entities all or any portion of any Local Connectivity purchased from Winstar pursuant to this Exhibit.

2. BACKHAUL TRANSPORT SERVICES. As an adjunct to the Local Connectivity, Winstar shall provide to Customer transport facilities from Winstar hub locations, used to provide Local Connectivity, to Customer collocation cages at Winstar's switch sites, all as more particularly listed in Schedule C-2.

IN WITNESS WHEREOF, the Parties hereto have caused this Exhibit to be executed by their duly authorized representatives.


SAVVIS COMMUNICATIONS                      WINSTAR WIRELESS, INC.
CORPORATION

By:                                        By:
     ----------------------------------          -------------------------------

Name:                                      Name:
     ----------------------------------          -------------------------------

Title:                                    Title:
      ---------------------------------          -------------------------------

Date:                                      Date:
     ----------------------------------          -------------------------------

                                  Schedule C-2
                             Winstar's Switch Sites

                                    EXHIBIT D

                               TO MASTER AGREEMENT

                      EQUIPMENT OPERATIONS AND MAINTENANCE


This Equipment Operations and Maintenance Exhibit ("Exhibit") shall be governed by the terms and conditions of the Master Agreement ("Master Agreement") dated as of the 30TH day of June, 2000, between WINSTAR WIRELESS, INC. ("Winstar") and SAVVIS COMMUNICATIONS CORPORATION ("Customer"). Terms used in this Exhibit that are not defined below shall have the meaning set forth in the Master Agreement.

1. PROVISION OF EQUIPMENT SUPPORT SERVICES

     1.1 Winstar shall provide to Customer, and Customer agrees to purchase from Winstar, all testing, maintenance, monitoring, sparing, spectrum management, restoration and repair services for the upkeep of the Equipment and the Local Connectivity (the "Equipment Support Services"). Such Equipment Support Services may include, but are not necessarily limited to: performing maintenance and upkeep on the installed Equipment, repairing and calibrating the installed Equipment, and performing frequency coordination and interference analyses. Winstar will maintain the Equipment and all other equipment or software (including, without limitation, cabling) provided by Winstar. Winstar, or a Winstar designee, will provide the Equipment Support Services according to its standard operating procedures.

     1.2 Winstar shall pass through to Customer all manufacturers' warranties from the manufacturers of the Equipment to the extent Winstar is able pursuant to any agreements between Winstar and such manufacturers. In the event that Winstar is unable to do so, Winstar shall enforce such manufacturers' warranties on Customer's behalf. Winstar shall perform the Equipment Support Services in a good and workmanlike manner, in accordance with its standard operating and maintenance procedures. Winstar shall use commercially reasonable efforts to cause the Equipment to remain in good working order and condition. Winstar will maintain remote monitoring of the Equipment for surveillance purposes in accordance with its standard procedures.

     1.3 Customer shall be responsible for the use and compatibility with Winstar's Network of any of Customer's equipment, including but not limited to the Equipment.

     1.4 Any scheduled maintenance (non-emergency) shall be performed at such times so as to minimize any disruption of Customer's service and operations. Winstar shall cooperate with Customer in scheduling any such maintenance. Where practicable, any scheduled maintenance that is expected to produce any signal discontinuity shall be scheduled after midnight and before 6:00 a.m. local time. Winstar shall to the extent practical notify Customer in advance of the date and time of any scheduled maintenance and as soon as practicable after becoming aware of the need for any non-routine maintenance.

2. ASSIGNMENT OF EQUIPMENT SUPPORT SERVICES

     Winstar may assign or subcontract to or otherwise have, any third party perform any or all of the Equipment Support Services under this Exhibit at any time, without the consent of Customer, provided that Winstar shall continue to remain responsible for any such duties.

3. OUTAGES/OUTAGE CREDITS

     3.1 In the event of an interruption of service for one or more of the Equipment hereunder, resulting from physical damage to, or other failure of, any Equipment, or otherwise ("Outage"), Customer shall notify Winstar by telephone at (888) 569-2525 or through such other notification procedure as Winstar may establish. Provided that Winstar personnel or contractors have access to affected Customer facilities immediately upon notification, if necessary, Winstar shall respond and commence work within three (3) hours from notification by Customer and use commercially reasonable efforts to restore effective use of the Equipment as expeditiously as practicable, with a goal of no more than five
(5) hours from receipt by Winstar of Customer's notification or from the time Winstar otherwise becomes aware of such interruption.

     3.2 Each OC-3 Link will have a performance standard of 99.99 % availability. An "OC-3" Link, for purposes of this Agreement shall be defined as the Link from the SAVVIS collocation rack in the Winstar POP to the OC-3 port on the Customer-provided Lucent Stinger (including the fiber patch cable that connects from the radio IDU to the Stinger). Performance shall be measured quarterly on an OC-3 Link-by-OC-3 Link basis. For each OC-3 Link that does not meet the performance standard above, Winstar will give Customer a credit of [***] towards future Equipment Support Services. THE FOREGOING STATES THE SOLE AND EXCLUSIVE REMEDY OF Customer, AND LIABILITY OF WINSTAR, FOR ANY TOTAL OUTAGES.

     3.3 If all or part of the Equipment or Local Connectivity requires restoration, replacement or repair during the Term solely as a result of an act, or any failure to act on the part of Customer as required hereunder, including without limitation, the negligence or willful misconduct of Customer, its officers, employees, agents, contractors, subcontractors, invitees or representatives, such repair, replacement and/or restoration will be made by Winstar, at Customer's sole expense, in accordance with Winstar's then current time and materials rates plus applicable taxes. In addition, Customer will not receive any Outage Credit resulting from the foregoing. If any such restoration, replacement or repair is required as a result of the act, or failure to act as required hereunder, by Customer and Winstar, the costs shall be apportioned in accordance with their respective responsibility therefor.

4. RATES, BILLING AND PAYMENT FOR SERVICES.

A. AS CONSIDERATION FOR WINSTAR'S PROVISION OF THE EQUIPMENT SUPPORT SERVICES, CUSTOMER SHALL PAY WINSTAR THE OPERATIONS AND MAINTENANCE FEES SET


[***] CONFIDENTIAL TREATMENT REQUESTED

FORTH IN SCHEDULE D-4 (THE "EQUIPMENT SUPPORT CHARGES") COMMENCING UPON THE RADIO INSTALL DATE.
B. Winstar shall invoice Customer on a monthly basis in advance. Invoices shall be payable upon receipt. If payment is not received within thirty (30) days of the payment due date, the invoice will accrue interest at the lesser of 1.5% per month or the highest rate permitted by law. In the event that payment is not received within sixty (60) days of the payment due date, Winstar may suspend the Equipment Support Services, in Winstar's sole discretion. If Equipment Support Services are suspended, Equipment Support Services will be restored or recommenced when all Equipment Support Charges and interest are paid in full.

5. Relocation.

     5.1 If Winstar determines for bona fide operational reasons, or is required by a third party within its proper authority or by a governmental entity, to relocate all or any Equipment (as defined in Exhibit A), (a "Relocation"), Winstar shall, to the extent practicable, provide Customer sixty (60) days' prior notice of any such Relocation and shall proceed with such Relocation. Winstar shall also keep Customer informed of any governmental proceedings which would require such Relocation. Winstar shall have the right to direct such Relocation, including the right to determine the extent of, the timing of, and methods to be used for such Relocation, and shall keep Customer informed of the same.

     5.2. For purposes of this Section, a Relocation shall be for bona fide operational reasons if it is undertaken in good faith (i) to settle or avoid a bona fide threatened or filed condemnation action or order by a governmental authority to relocate, (ii) to reduce the likelihood of physical damage to the Winstar Network, (iii) as the result of a force majeure event, or (iv) for other operational reasons to which Customer has consented, provided that Customer shall not unreasonably withhold such consent. Winstar shall use reasonable efforts to contest any exercise of condemnation authority that would require a Relocation.

     5.3. Winstar will Relocate the Equipment and all other equipment or software provided by Winstar. Winstar will also be responsible for reinstalling such Equipment at its new Eligible Location in accordance the procedures set forth in Exhibit B. Customer shall be responsible for the use and compatibility with Winstar's Network of any Equipment.

     6. Term.
     The term of this Exhibit shall commence as of the Effective Date and shall remain in force for an initial term of ten (10) years.

7. BUILDING SLA

     7.1 Winstar shall install a total of One Hundred and Two (102) Links, in accordance with the terms and conditions set forth in Exhibit B, no later than one (1) year after the Effective Date ("Installation Target"). In determining whether Winstar has met the Installation Target, Winstar shall be entitled to count as an installed Link all buildings to which Winstar is providing local connectivity (for example, Winstar hub building). In the event that Winstar is unable to meet the Installation Target, the remedy set forth in Section 7.2 shall be Customer's sole and exclusive remedy.

     7.2 Beginning on the first anniversary of the Effective Date, and every month thereafter, Winstar shall credit Customer an amount equal to [***] per month toward the purchase of future Equipment Support Services, as set forth in this Exhibit, for each Link below the Installation Target. For example, if by July 30th, 2001, Winstar has installed eighty-two (82) Links, Winstar shall credit Customer with [***] toward the purchase of future Equipment Support Services [(20 Links under the Installation Target)[***]. If Winstar is only able to install an additional five (5) Links by August 30, 2001, Winstar shall credit Customer with an additional [***] toward the purchase of future Equipment Support Services [(15 Links under the Installation Target)[***].

IN WITNESS WHEREOF, the Parties hereto have caused this Exhibit to be executed by their duly authorized representatives.


SAVVIS COMMUNICATIONS                    WINSTAR WIRELESS, INC.
CORPORATION

By:                                      By:
       --------------------------------        ---------------------------------


Name:                                    Name:
       --------------------------------        ---------------------------------

Title:                                   Title:
       --------------------------------
                                               ---------------------------------

Date:                                     Date:
       --------------------------------        ---------------------------------


[***] CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE D-4

                       OPERATIONS AND MAINTENANCE CHARGES





[***] per month per Link









[***] CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT E

                                       TO

                                MASTER AGREEMENT

                            WINSTAR COLLOCATION SPACE

THIS WINSTAR COLLOCATION EXHIBIT ("EXHIBIT") SHALL BE GOVERNED BY THE TERMS AND CONDITIONS OF THE MASTER AGREEMENT ("MASTER AGREEMENT") DATED AS OF THE 30TH DAY OF JUNE 2000, BETWEEN WINSTAR WIRELESS, INC. ("WINSTAR") AND SAVVIS COMMUNICATIONS CORPORATION ("CUSTOMER"). TERMS USED IN THIS EXHIBIT THAT ARE NOT DEFINED BELOW SHALL HAVE THE MEANING SET FORTH IN THE MASTER AGREEMENT.

1. License to Occupy, Permissible Use and Relocation Provisions.

     (a) Winstar, or its Affiliates (Winstar and its Affiliates are collectively referred to as "Winstar Affiliates"), owns, controls or has leasehold interests in certain office and storage space within commercial buildings throughout the United States (each specific building as a whole to be defined as a "Premises") which are suitable for the placement and operation of telecommunications equipment. Pursuant to the Master Agreement and this Exhibit, Winstar Affiliates shall provide Customer access to the Premises in one or more locations therein for the purpose of placing certain telecommunications equipment and cabling, including all of its nodes (the "Customer Equipment"), at each individual location within the Premises (each a "Terminal Facility").

     (b) This Exhibit shall comprise a complete and binding agreement between Customer and a Winstar Affiliate only upon prior execution by the Winstar Affiliate and Customer of a Collocation Schedule, in the form attached hereto as Schedule E-1, pertaining to an individual Terminal Facility, in which the Winstar Affiliate has a leasehold interest. Each Collocation Schedule, and any amendments thereto, when dated and subscribed to by Customer and the applicable Winstar Affiliate, shall incorporate the terms and conditions of this Exhibit as well as the Master Agreement, and be made part of both by reference. References in this Exhibit to rights or obligations of Winstar shall refer to the rights and obligations of the Winstar Affiliate named in the appropriate Collocation Schedule with respect to the Terminal Facility to which it pertains.

     (c) Each  Collocation  Schedule  shall have attached  thereto the following
Attachments: Facility Drawings, identified as "Attachment 1"; and General Description of Work Tasks and Special Terms and Conditions, identified as "Attachment 2".

     (d) Customer shall utilize the specific area designated by Winstar within the Terminal Facility (the "Space") only for interconnection of the Customer Equipment to the network services of Winstar.

     (e) Pursuant to the terms and conditions of this Exhibit, Winstar shall provide to Customer up to two (2)] racks of collocation space, where available, within the Terminal Facility at Winstar-designated central office and hub Terminal Facilities as specified in the Collocation Schedules.

     (f) Customer shall be responsible for delivering any additional Customer network elements to a point of demarcation in the Space as designated by Winstar. Winstar shall be responsible for transporting such network elements from the point of demarcation to the collocated Customer Equipment.

     (g) In connection with the Space made available hereunder, Winstar shall perform services which support the overall operation of the Terminal Facility (e.g., janitorial services, environmental systems maintenance, and power plant maintenance) at no additional charge to Customer. However, Customer shall be required to maintain the Space in an orderly manner and shall be responsible for the removal of trash, packing, cartons, and related items from the Space. Further, Customer shall maintain the Space in a safe condition including, but not limited to, the preclusion of storing combustible materials in the Space. Winstar, however, will have no operations or maintenance responsibilities with respect to Customer's Equipment, except as such responsibilities pertain to the construction work, if specifically contemplated by this Agreement.

     (h) Unless otherwise provided in the Collocation Schedule, each visit by Customer to the Space will be deemed to utilize escort services furnished by Winstar from the time Customer's employee(s) sign(s) in upon entering the Terminal Facility to the time Customer's employee(s) sign(s) out upon leaving the Terminal Facility.

     (i) Customer acknowledges and agrees that it has been granted only a limited, non-exclusive license to occupy the Space for the period of time and under the terms and conditions set forth in the Transaction Documents and herein, and that it has not been granted any real property interests of any kind in the Space, Premises, or the Terminal Facility.

     (j) The Equipment shall remain Customer's exclusive personal property throughout the Term, and upon termination of this Exhibit, Customer shall have the right to remove all Equipment at Customer's sole expense on or before the expiration or earlier termination of this Exhibit; provided Customer repairs any damage to the Space, Premises or Terminal Facility caused by such removal.

     (k) Customer shall keep the Space, Premises, Terminal Facilities and the Equipment free from any liens arising from any work performed, materials furnished or obligations incurred by or at the request of Customer. All persons either contracting with Customer or furnishing or rendering labor and materials to Customer shall be notified in writing by Customer that they must look only to Customer for payment for any labor or materials. If any lien is filed against the Space, Premises, Terminal Facility, or the Equipment as a result of the acts or omissions of Customer, its employees, agents or contractors or subcontractors, Customer shall discharge it or bond it off within thirty (30) days after Customer learns that the lien has been filed.

     (l) The Parties acknowledge and agree that Schedule E-2 attached hereto and integrated herein sets out their entire obligations with regards to the OC-3 Link referenced therein.

2. DSLAM Collocation.

     (a) In addition to the collocation  services provided above,  Winstar shall
make  all  reasonable   efforts  to  provide  Digital   Subscriber  Line  Access
Multiplexer ("DSLAM") service to Customer.

     (b) In providing DSLAM collocation to Customer, Winstar may, at its sole reasonable discretion, provide: (i) rack space at an Eligible Location for a multiplexer or (ii) a port within Winstar's own multiplexer located at the Eligible Location.

     (c) In deciding whether to offer DSLAM collocation to Customer, Winstar may consider its own business objectives with respect to space on a rack or ports in a multiplexer.

3. Term, Termination and Renewal.

     (a) Customer's license to occupy each Space shall begin on the "Requested Service Date," as set forth in paragraph 3 of each fully executed individual Collocation Schedule or on the date Winstar completes preparation of the Space, whichever is later, and shall continue for the lesser of the duration of the Term or Winstar's underlying leasehold interest. In the event that Winstar's underlying leasehold interest in a Terminal Facility expires prior to the expiration of the Term, Winstar shall, at least one hundred twenty (120) days before the expiration of such leasehold interest, make a good faith effort to renew the underlying leasehold interest to allow Customer to continue to occupy the Space for the duration of the Term.

     (b) Upon termination or expiration of the license for each Space, Customer agrees to remove the Customer Equipment and other property that has been installed by Customer or Customer's agents (or by Winstar on behalf of Customer, if Winstar desires such Customer Equipment to be removed). In the event such Customer Equipment or property has not been removed within thirty (30) days after the effective termination or expiration date, then the Customer Equipment shall be deemed abandoned and Customer shall lose all rights and title thereto.

     (c) In the event the Terminal Facility becomes the subject of a taking by eminent domain by any authority having such power, Winstar shall have the right to terminate the affected Collocation Schedule. Winstar shall give Customer prompt advance notice, to the extent practicable of important developments and the removal Schedule as it learns of the same. Customer shall have no claim against Winstar for any relocation expenses, any part of any award that may be made for such taking or the value of any unexpired term or renewed periods that result from a termination by Winstar under this provision, or any loss of business from full or partial interruption or interference due to any termination. However, nothing contained in this Exhibit shall prohibit Customer from seeking any relief or remedy against the condemning authority in the event of an eminent domain proceeding or condemnation that affects the Space.

4. Prices and Payment Terms.

     (a) Customer shall pay to Winstar consideration in accordance with the pricing set forth in Collocation Schedule E-3 pursuant to terms and conditions set forth in the Master Agreement.

     (b) At any time during the Term, if Customer requests that Winstar provide services not set forth in this Exhibit, Collocation Schedule(s) or any Schedule attached hereto, Customer agrees to pay Winstar's then current price for such services at the time such services are rendered.

     (c) Customer agrees to reimburse Winstar promptly for all repair or restoration costs associated with damage or destruction caused by Customer's personnel, Customer's agents, Customer's suppliers/contractors or Customer's visitors during the Term or as a consequence of Customer's removal of the Customer Equipment or property installed in the Space.

5. Additional Terms Governing Use of Collocation Space; Installation of Customer Equipment.

     (a) Before beginning any delivery, installation, replacement or removal work, Customer must obtain Winstar's written approval with respect to Customer's choice of suppliers and contractors, which approval shall not be unreasonably withheld. Winstar may request additional information before granting approval and may require reasonable scheduling changes and substitution of suppliers and contractors as conditions of its approval. Approval by Winstar is not an endorsement of Customer's supplier or contractor, and Customer will remain solely responsible for the selection of the supplier or contractor and all payments for construction work or any other work relating thereto. Notwithstanding any provision herein to the contrary, Winstar may, at its sole discretion, perform some or all of the work required in connection with the installation of Customer equipment, and Customer shall bear all reasonable costs in connection therewith. In the event Winstar performs any of the work required in connection with the installation of Customer equipment, Winstar shall send advance notice to Customer's Chief Technology Officer via electronic mail or any other comparable communication device.

     (b) Customer shall not make any construction changes or material alterations to the interior or exterior portions of the Space, including any cabling or power supplies for the Customer Equipment, without obtaining Winstar's prior written approval for Customer to have the work performed or having Winstar perform the work. Winstar shall have the right to perform and manage any construction or material alterations within the Terminal Facility and Space areas at rates to be negotiated between the Parties hereto.

     (c) Customer's access to the Terminal Facility, use of the Space, installation of the Customer Equipment, and type of Customer Equipment installed, shall at all times be subject to Customer's adherence to generally accepted industry standards, rules and requirements of the Premises, security rules, and reasonable requirements and rules of conduct established by Winstar for the Terminal Facility and Space. Without limiting the foregoing, Customer acknowledges and agrees that it shall not be permitted to install or otherwise utilize Customer Equipment that (i) provides switching or transmission capabilities; (ii) creates heat greater than 1200 watts per cabinet; or (iii) has a weight load of greater than 100 pounds per square foot. Customer shall not erect any signs or devices to the exterior portion of the Space without submitting the request to Winstar and obtaining Winstar's written approval which may be withheld in its sole discretion.

     (d) Customer may not provide, or make available to any third party, space within the Collocation Space without Winstar's prior written consent, which may be withheld in its sole discretion. If Customer should provide, or make available to any third party, space within the Space without obtaining the written consent of Winstar, Customer shall be in breach of this Exhibit and Winstar may pursue any legal or equitable remedy, including but not limited to the immediate termination of the license pursuant to Section 6 below.

     (e) Notwithstanding any other provisions of this Exhibit, Customer Equipment placed in the Space shall not interfere with or impair service provided by Winstar or by any other lessee of the Premises; shall not unreasonably disturb any other lessee of the Premises; shall not endanger or damage the facilities of Winstar or of any authorized user of the Space, or the Premises; shall not compromise the privacy of any communications carried in, from, or through the Premises; and shall not create an unreasonable risk of injury or death to any individual or to the public. Customer shall not improperly restrict or interfere with Winstar's network or the use thereof. Upon notice by Winstar, Customer shall promptly remove any hazard, interference, or service obstruction that may be caused by hardware, software or connectivity owned by or under the control of Customer. Nothing stated herein shall be construed to interfere with Customer's ability to comply with the rules, regulations or directives of any governmental or judicial authority. In the event that the Customer improperly restricts or interferes with Winstar's network, or the use thereof, Winstar may, after giving

Customer notice, immediately modify, suspend, delay, condition, or cease until cured its obligations under this Exhibit in whole or in part.

     (f) Winstar shall not arbitrarily or discriminatorily require Customer to relocate the Customer Equipment; however, upon sixty (60) days prior written notice or, in the event of an emergency, such time as may be reasonable, Winstar reserves the right to change the location of the Space or the Terminal Facility to a site which shall afford comparable environmental conditions for the Customer Equipment and comparable accessibility to the Customer Equipment. Winstar and Customer will work together in good faith to minimize any disruption to Customer's services as a result of such relocation. Winstar shall be responsible for the cost of improving the Space to which the Customer Equipment may be relocated, and for relocation of Customer Equipment interconnected to Winstar services, except that Winstar shall not be responsible for relocating facilities installed in violation of this Section 4.

6. Insurance. Customer agrees to maintain, at Customer's expense, during the entire time this Agreement is in effect for each Space (i) Comprehensive General Liability Insurance in an amount not less than One Million Dollars ($1,000,000.00) per occurrence for bodily injury or property damage, (ii) Employers Liability in an amount not less than Five Hundred Thousand Dollars ($500,000.00) per occurrence, and (iii) Workers' Compensation in an amount not less than that prescribed by statutory limits. Prior to taking occupancy of the Space, Customer shall furnish Winstar with certificates of insurance which evidence the minimum levels of insurance set forth herein and which name Winstar as an additional insured.

7. Covenants, Representations and Warranties. Each Party covenants and agrees that it has or shall obtain any and all rights, licenses, permits, authorizations, consents and approvals (including, without limitation, any necessary local, state, federal or tribal authorizations and environmental permits) as are reasonably necessary in order to permit them to perform their obligations hereunder.


                    (THIS SPACE IS INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the Parties hereto have caused this Exhibit to be executed by their duly authorized representatives.

SAVVIS COMMUNICATIONS                         WINSTAR WIRELESS, INC.
 CORPORATION

By:                                           By:
      -----------------------------------          -----------------------------


Name:                                         Name:
      -----------------------------------          -----------------------------

Title:
      -----------------------------------     Title:
                                                    ----------------------------

Date:                                         Date:
      -----------------------------------          -----------------------------

                          COLLOCATION SCHEDULE NO. E-1


This Collocation Schedule is made on this ______ day of ____________, 2000 (the "Effective Date") and subject to all definitions, terms and conditions of that certain Exhibit for Terminal Facility Collocation Space, dated ________, 2000 the ("Master Agreement") by and between Winstar Wireless, Inc., ("Winstar") and SAVVIS Communications Corp. ("Customer") accepts and ratifies the terms and conditions of the Master Agreement, with respect to the Terminal Facility identified below, as specifically set forth herein.

1.   Address of Terminal Facility Location:

2.   Space.
     (as applicable)
     Cabinet(s): ___________________________

     Shelves: ______________________________


3.   Requested Service Date: __________


4.   Escort Services

     Escort Service is ____REQUIRED ____NOT REQUIRED each time Customer obtains access to the Terminal Facility.



SAVVIS COMMUNICATIONS                               WINSTAR WIRELESS, INC.
 CORPORATION

By:                                       By:
     ----------------------------------         --------------------------------


Name:                                     Name:
     ----------------------------------         --------------------------------

Title:                                    Title:
     ----------------------------------         --------------------------------

Date:                                     Date:
     ----------------------------------         --------------------------------

                                  ATTACHMENT 1

                         To Collocation Schedule No. E-1

                                FACILITY DRAWINGS

                          COLLOCATION SCHEDULE NO. E-2

                       In-Building Installation Guidelines


Savvis will buy, and Winstar will install a wireless OC3 link between the Savvis requested location and the Winstar hub site. The Wireless OC3 link shall consist of a clear channel OC-3 connection.

For Option 1a - OC3 Distributed via Stinger:

     o    Winstar   will   connect   the  OC3   radio's   indoor   unit  to  the
          Savvis-provided Lucent Stinger via fiber, as specified by Savvis.

     o Winstar will provide appropriate power and rack space for the Savvis-provided Lucent Stinger(s) in support of SAVVIS customers.

     o Winstar will provide the vertical distribution utilizing a Category 5 cable plant with sufficient capacity to insure service to all SAVVIS customers within a given building. Winstar will terminate the cable plant utilizing standard 110 punch-down blocks to every 3rd floor location from top to bottom of building. Winstar will maintain this vertical cable.

     o Savvis will connect from the 110 blocks to the customer station. Savvis will install and maintain this horizontal cable.

     o The cable plant can and must be shared by both entities and must be able to service all Savvis customers as defined by an SLA.

For Option 1b - OC3 - Bulk Pipe To Single Customer/Floor:

     o Winstar will install and terminate a 6-pair multimode fiber cable from the radio indoor unit to the nearest telephone closet serving the customer. This fiber run will be installed in appropriate protective conduit and terminated in appropriate light-guide termination panel.

For Option 2:

     o    If  Winstar  has  space  in it's  existing  building  cabinet  for the
          Savvis-provided Lucent Stinger, then Winstar will, at Savvis discretion, make every effort to utilize that space for Savvis Stinger deployment.

For Option 3:

o In a worst-case scenario where Savvis wishes to provide service to its customer and there is no space available for it's equipment - Savvis will utilize the Winstar infrastructure to provide this service. This option does not satisfy SAVVIS "lit building" requirements and should be used only at SAVVIS discretion.

                          COLLOCATION SCHEDULE NO. E-3

                                   PRICE LIST


Central Office Collocation          $____ per month (2 racks @ $____ per rack)

"B" Site Collocation (DSLAM)        $____ per building per month

           CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT
            PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE
             BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                     COMMISSION. ASTERISKS DENOTE OMISSIONS.



                                     September 29, 2000

Mr. Bob Maguire
President - COO
Large Accounts
Winstar Wireless, Inc.
685 Third Avenue
31st Floor
New York, New York, 10017


Dear Bob:

On June 30, 2000, SAVVIS Communications Corporation ("SAVVIS") and Winstar Wireless, Inc. ("Winstar") entered into a series of agreements (the "Agreements") pursuant to which SAVVIS and Winstar agreed to purchase and sell certain products and services between them. Among the Agreements entered into were a Master Agreement (the "Master Agreement"), a Professional Services Agreement (the "Professional Services Agreement"), as amended and a Basic Internet Services Agreement (the "BSA"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreements and the related exhibits. It is the intent of the parties to amend the Agreements in accordance with the terms of this letter.

Pursuant to Exhibit A to the Master Agreement - Equipment Purchase, SAVVIS is obligated to purchase 500 radios pairs from Winstar during the Term. SAVVIS hereby agrees to accelerate the purchase of 106 radio pairs from Winstar as of the date hereof as evidenced by the Purchase Order attached hereto as Schedule A, such that subsequent to the date hereof, SAVVIS shall have acquired 310 of the 500 radio pairs it is obligated to purchase under the Master Agreement. SAVVIS shall be obligated to make payments with respect to such additional radio pairs as set forth on Schedule A; provided, however, that in the event Winstar has failed to install 175 radio pairs, which radio pairs have also been accepted by SAVVIS on or before October 1, 2001, then SAVVIS shall continue to make payments of [**] per quarter until such time as Winstar has installed and SAVVIS has accepted 175 radio pairs. At such time SAVVIS shall resume the payment schedule as set forth on Schedule A, provided that in the event that the 175 radio pairs were not installed and accepted by October 1, 2001 that amount paid to Winstar from October 1, 2001 until the 175 radio pairs were installed and accepted shall be offset against the future quarterly payment obligations. For example, if the 175 radio pairs were not installed and accepted until February 10, 2002, then the payment due to Winstar on March 1, 2002 shall be [**] (being [**] minus [**]).

Section 3.2 of the Professional Services Agreement shall be amended to provide that Winstar shall request Services from SAVVIS in a minimum amount of [**] (the "Minimum") during calendar year 2001 which Services shall be provided to Winstar at the rate of at least [**] per quarter. To the extent that Winstar does not use Services in an amount equal to at least [**] per quarter, then SAVVIS shall invoice Winstar and Winstar shall be obligated to pay such amounts. In the event that Winstar fails to use Services in the year 2001 in an amount equal to the Minimum, then SAVVIS shall invoice Winstar at the end of calendar year 2001 in an amount equal to the difference between the Minimum and that amount previously billed by SAVVIS during calendar year 2001.

The parties shall amend the BSA to provide that Winstar shall acquire from SAVVIS an additional [**] in Frame Services and IP Services at the prices as are set forth in the BSA. Such amount shall be prepaid to SAVVIS and shall be due and owing to SAVVIS on October 2, 2000.

Section 6 of the Master Agreement shall be amended to provide that SAVVIS shall, at its option, have a right of offset with respect to any amounts due and owing to Winstar for the Equipment if, and to the extent, Winstar fails to pay any amounts to SAVVIS under the Professional Services Agreement.

The parties agree that they shall amend the Agreements as set forth above but that it is the intent of the parties that the amendments described herein shall be binding on the parties as of the date hereof.


Sincerely,
SAVVIS Communications Corporation
/s/ Matthew A. Fanning

By: Matthew A. Fanning
Its: Executive Vice President - Strategic Development & Business Planning



Winstar Wireless, Inc.
/s/ Bob Maquire


By: Bob Maquire
Its: President - COO Large Accounts

[**] CONFIDENTIAL TREATMENT REQUESTED

SAVVIS

PURCHASE ORDER
--------------
                                            ------------------------------------
                                            SHIP TO: SAVVIS/MERIDIAN

----------------------------------------
PAYMENT TERMS :  PER CONTRACT               5160 SANDY LEWIS DRIVE
DELIVERY TERMS:  FOB SHIPPING POINT         FAIRFAX, VA 22033
SHIP DATE:  9/29/2000                       ATTN: JOHN GRIMSLY
----------------------------------------    (703) 503 2900
                                            ------------------------------------

DESCRIPTION                                                    QTY       PRICE    EXTENDED
-----------                                                    ----      -----      PRICE
                                                                                    -----
106 OC3 RADIOS
ODU ALTIUM OC3 38GHZ  NN TX LOW BAND                              27      [**]         [**]
ODU ALTIUM OC3 38GHZ  NN TX HIGH BAND                             27      [**]         [**]
ODU ALTIUM OC3 38GHZ  NN TX LOW BAND                              27      [**]         [**]
ODU ALTIUM OC3 38GHZ  NN TX HIGH BAND                             27      [**]         [**]
ODU ALTIUM OC3 38GHZ  NN TX LOW BAND                              26      [**]         [**]
ODU ALTIUM OC3 38GHZ  NN TX HIGH BAND                             26      [**]         [**]
ODU ALTIUM OC3 38GHZ  NN TX LOW BAND                              26      [**]         [**]
ODU ALTIUM OC3 38GHZ  NN TX HIGH BAND                             26      [**]         [**]
GABRIEL 1 FT ANTENNA  LOW PROFILE FOR ALTIUM                     106      [**]         [**]
GABRIEL 2FT ANTENNA LOW PROFILE FOR ALTIUM                       106      [**]         [**]
IDU ALTIUM OC3 MM ST NN                                          212      [**]         [**]
                                                   SUBTOTAL                            [**]
                                     (PRICE PER RADIO PAIR)                            [**]
TOTAL                                                                                  [**]
[**] CONFIDENTIAL TREATMENT REQUESTED

SAVVIS 3Q PURCHASE *
* All prices and payment terms are laid out in the contract

        OC3 Price per contract                [**]

          Actual # of radio's                 [**]

             Actual amount                    [**]

           Down Payment 30%                   [**]
                 4Q00                         [**]
                 1Q01                         [**]
                 2Q01                         [**]
                 3Q01                         [**]
                 4Q01                         [**]
                 1Q02                         [**]
                 2Q02                         [**]
                 3Q02                         [**]
                 4Q02                         [**]
                 1Q03                         [**]
                 2Q03                         [**]
                 3Q03                         [**]
                 4Q03                         [**]
                 1Q04                         [**]
                 2Q04                         [**]
                 3Q04                         [**]
                 4Q04                         [**]
                 1Q05                         [**]
                 2Q05                         [**]
                 3Q05                         [**]
                 4Q05                         [**]
                 1Q06                         [**]
                 2Q06                         [**]
                 3Q06                         [**]


[**] CONFIDENTIAL TREATMENT REQUESTED